Exhibit 3.37(a)

ARTICLES OF CONVERSION

FOR

US Oncology Research, Inc.

In accordance with the governing provisions of the Texas Business Corporation Act; (the “Act”), US Oncology Research, Inc. (the “Converting Entity”), hereby adopts and authorizes for filing with the Texas Secretary of State, the following Articles of Conversion.

1.    A Plan of Conversion has been adopted and approved by the Converting Entity in accordance with the Act. The Plan of Conversion sets forth that the name of the Converting Entity is US Oncology Research, Inc., that the Converting Entity was formed in the State of Texas as a Corporation under the Act, and that the Converting Entity is being converted from a Corporation to a Limited Liability Company, in accordance with the Act and the laws governing the converted or resulting entity. For purposes of these Articles, the term “Converting Entity” refers to the entity prior to conversion. The term “Converted Entity” refers to the entity after conversion.

2.    The Plan of Conversion is attached hereto as Exhibit “A.”

3.    Physician Reliance Network, LLC is the sole shareholder of US Oncology Research, Inc., with 1,000 shares of common stock, all of one class, has adopted and approved the Plan of Conversion.

4.    If the Converted Entity is a domestic entity, contemporaneous with the filing of these Articles of Conversion, the Converted Entity shall file its formation document with the Texas Secretary of State which conforms in all respects with the law governing its formation in the state of Texas and which sets forth that the Converted Entity is being formed pursuant to a Plan of Conversion.

5.    The Converted Entity will be responsible for the payment of all fees and franchise taxes of the Converting Entity and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

6.    Approval of the Plan of Conversion was duly authorized by all action required by the laws under which the Converting Entity was formed and by its constituent documents.

7.    If not effective on the date of filing, the delayed effective date is: December 31, 2007.

By:

US Oncology Research, Inc.

(Signature)

Phillip H. Watts, Vice President

Exhibit A–Plan of Conversion

[Articles of Conversion must be signed by an officer, manager, member, partner or other duly authorized representative of the converting entity.]

TX109 – 12/17/01 C T System Online

PLAN OF CONVERSION

OF

US ONCOLOGY RESEARCH, INC., A TEXAS BUSINESS CORPORATION

INTO

US ONCOLOGY RESEARCH, LLC, A TEXAS LIMITED LIABILITY COMPANY,

AS THE SURVIVING ENTITY

Pursuant to the provisions of Article 5.17 of the Texas Business Corporation Act, subject to the approval and consent of the sole shareholder of US Oncology Research, Inc., the undersigned converting entity approves the following plan of conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act:

1.	This Plan of Conversion converts US Oncology Research, Inc. (the converting entity), a corporation incorporated under the Texas Business Corporation Act, to US Oncology Research, LLC, the converted entity, a Texas limited liability company;

2.	Pursuant to Article 5.20 of the Texas Business Corporation Act, the converting entity is continuing its existence in the organizational form of the converted entity;

3.	The converted entity shall be a limited liability company organized under the laws of the State of Texas;

4.	The outstanding shares of common stock of the converting entity held by Physician Reliance Network, LLC, the sole shareholder of the converting entity, are to be converted into 100% of the membership interests of the converted entity; and

5.	Attachments:

Attachment A: Articles of Incorporation of the converting entity

Attachment B: Certificate of Formation of the converted entity

Dated: December 31, 2007

US ONCOLOGY RESEARCH, INC.

By:

Form 205

(Revised 01/06)

Return in duplicate to:

Secretary of State

P.O. Box 13697

Austin, TX 78711-3697

512 463-5555

FAX: 512 463-5709

Filing Fee: $300

THE STATE OF TEXAS

Certificate of Formation

Limited Liability Company

This space reserved for office use.

FILED

In the Office of the Secretary of State of Texas

DEC 31 2007

Corporations Section

The filing entity being formed is a limited liability company. The name of the entity is:

US Oncology Research, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name M.I. Last Name Suffix

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street Dallas TX 75201

Street Address City State Zip Code

☐ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☒ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

IF INDIVIDUAL

First Name M.I. Last Name Suffix

OR

IF ORGANIZATION

Physician Reliance Network, LLC

Organization Name

16825 Northchase Drive, Suite 1300 Houston TX US 77060

Street or Mailing Address City State Country Code Zip Code

Form 205

4

TX060BOC - 12/09/2005 C T System Online

IF INDIVIDUAL

First Name M.I. Last Name Suffix

OR

IF ORGANIZATION

Organization Name

Street or Mailing Address City State Country Code Zip Code

IF INDIVIDUAL

First Name M.I. Last Name Suffix

OR

IF ORGANIZATION

Organization Name

Street or Mailing Address City State Country Code Zip Code

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The limited liability company being formed pursuant to the Plan of Conversion of US Oncology Research, Inc. located at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060 formed in Texas on February 1, 1996 and now converting to US Oncology Research, LLC.

5

Form 205

TX060BOC - 12/09/2005 C T System Online

The name and address of the organizer:

Phillip H. Watts

Name

16825 Northchase Drive, Suite 1300 Houston TX 77060

Street or Mailing Address City State Zip Code

A. ☐ This document becomes effective when the document is filed by the secretary of state.

B. ☒ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 12/31/2007

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: December 31, 2007.

Signature of organizer

6

Form 205

TX060BOC - 12/09/2005 C T System Online